UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

CONE MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices and zip code)

(724) 485-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015, the board of directors (the “Board”) of CONE Midstream GP LLC (the “General Partner”), the general partner of CONE Midstream Partners LP (the “Partnership”), approved a form of phantom unit award agreement (the “Award Agreement”) pursuant to which phantom units subject to certain vesting restrictions (“Restricted Phantom Units”) may be issued under the CONE Midstream Partners LP 2014 Long-Term Incentive Plan (the “LTIP”). Restricted Phantom Units are subject to all of the terms and conditions of the LTIP and the individual Award Agreements. Restricted Phantom Unit awards represent rights to receive common units of the Partnership upon vesting, as determined by the Board or the committee that administers the LTIP.

The Award Agreement sets forth the terms of grants of Restricted Phantom Units to certain participants under the LTIP, including the Partnership’s named executive officers. Each Restricted Phantom Unit granted under the Award Agreement will be granted in tandem with an accompanying distribution equivalent right, which will entitle the grantee to receive additional phantom units equal in value to any distributions made by the Partnership with respect to the Partnership’s common units underlying the Restricted Phantom Units. The Award Agreement contemplates that individual grants of Restricted Phantom Units will vest in installments based on the grantee’s continued employment with the General Partner, the Partnership or one of their respective affiliates through the vesting dates specified in the Award Agreement, subject to acceleration in certain circumstances. In the event that the grantee’s employment with the General Partner, the Partnership or any of their respective affiliates terminates, any unvested Restricted Phantom Units (and their accompanying distribution equivalent rights), after taking into consideration any accelerated vesting that occurs in connection with such termination, if any, will be forfeited.

In addition, the Board has approved a grant, effective as of January 20, 2015, of 5,006 Restricted Phantom Units to Joseph M. Fink, Chief Operating Officer of the General Partner, pursuant to the LTIP and corresponding Award Agreement. These Restricted Phantom Units will vest in three equal annual installments following the date of grant, subject to acceleration upon the grantee’s death, disability or retirement or upon a change in control of the Partnership or the General Partner.

The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Form of Restricted Phantom Unit Award Agreement

*	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE MIDSTREAM PARTNERS LP

	By:	CONE Midstream GP LLC, its general partner

Dated: January 20, 2015	By:	/s/ Kirk A. Moore
Kirk A. Moore
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Restricted Phantom Unit Award Agreement

*	Compensatory plan or arrangement